AMENDMENT NO. 2

TO

INVESTMENT ADVISORY AGREEMENT

Effective September 14, 2026

This Amendment No. 2 (this “Amendment”) is entered into by and between Corgi ETF Trust I, a Delaware statutory trust (the “Trust”), and Corgi Strategies, LLC, a Delaware limited liability company (the “Adviser”), and amends the Investment Advisory Agreement between the Trust and the Adviser, originally effective August 22, 2025, as amended by an amendment effective March 26, 2026 and an amendment effective April 23, 2026 (as so amended and as may be further amended, the “Agreement”). The parties acknowledge that certain recitals and captions in prior amendments contain numbering and dating inaccuracies, intend the recitals of this Amendment to state the true sequence, and ratify and confirm all prior amendments and all actions taken under them. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Trust and the Adviser are parties to the Agreement pursuant to which the Adviser provides investment advisory services to the series of the Trust listed on Schedule A to the Agreement;

WHEREAS, the Trust desires to establish additional series (each, a “New Fund” and collectively, the “New Funds”) and to retain the Adviser to provide investment advisory services to each New Fund on the terms set forth in the Agreement, as amended hereby;

WHEREAS, the Board of Trustees of the Trust, including all of the Trustees who are not parties to the Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of any such party, approved this Amendment, including the unitary advisory fee rate for each New Fund listed on Exhibit A hereto, by votes cast in person at a meeting called for the purpose of voting on such approval, held on June 19, 2026;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

1. Amendment to Schedule A.

Schedule A to the Agreement is hereby amended to add the New Funds and their corresponding annual unitary advisory fee rates as set forth on Exhibit A attached hereto (drawn from the Master Fee Schedule approved by the Board of Trustees). Certain New Funds were renamed following Board approval; the names shown on Exhibit A are the current names of the corresponding Board-approved series. For the avoidance of doubt, the existing Funds listed on Schedule A to the Agreement, and their advisory fee rates, are not modified by this Amendment.

2. Term and Continuance as to the New Funds.

With respect to each New Fund added by this Amendment, the Agreement, as amended hereby, shall continue in effect for an initial period of two years from the effective date of this Amendment, and shall continue in effect with respect to such New Fund thereafter only so long as such continuance is specifically approved at least annually (a) by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of such New Fund, and (b) in either event, by the vote of a majority of the Trustees who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, all in accordance with Sections 15(a)(2) and 15(c) of the 1940 Act.

3. No Other Amendments.

Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4. Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

5. Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

Corgi ETF Trust I, on behalf of each New Fund listed on Exhibit A hereto

/s/ Emily Z. Yuan

Name: Emily Z. Yuan

Title: President; Principal Executive Officer

Corgi Strategies, LLC

/s/ Emily Z. Yuan

Name: Emily Z. Yuan

Title: President; Chief Executive Officer

EXHIBIT A

NEW FUNDS AND ANNUAL UNITARY ADVISORY FEES FOR THE OCTOBER 2026 LAUNCH TRANCHE

The following New Funds and their corresponding annual unitary advisory fee rates are hereby added to Schedule A of the Agreement:

Fund (Class A "ETF Shares")	Annual Unitary Advisory Fee (% of average daily net assets)
Corgi MANGOS ETF	0.20%
Corgi Advanced Packaging ETF	0.35%
Corgi Power Semiconductor ETF	0.35%
Corgi 800VDC Power ETF	0.35%
Corgi Semiconductor Substrates & Materials ETF	0.35%
Corgi AI Infrastructure Bottlenecks ETF	0.35%
Corgi Compound Semiconductor Substrates ETF	0.35%
Corgi AI Photonics ETF	0.35%
Corgi HBM ETF	0.35%
Corgi AI Power & Grid Infrastructure ETF	0.35%
Corgi AI Data Center Cooling ETF	0.35%
Corgi AI Connectors & Interconnect ETF	0.35%
Corgi Neocloud ETF	0.35%
Corgi Data Center Construction ETF	0.35%
Corgi Rare Earths & Critical Minerals ETF	0.35%
Corgi AI Infrastructure Outliers ETF	0.35%
Corgi Bloomberg 500 ETF	0.01%
Corgi Bloomberg 500 Growth ETF	0.03%
Corgi Bloomberg 500 Value ETF	0.03%
Corgi Bloomberg 3000 ETF	0.02%
Corgi Bloomberg U.S. Mid Cap ETF	0.03%
Corgi Bloomberg 500 Equal Weight ETF	0.08%
Corgi Bloomberg U.S. 100 ETF	0.05%
Corgi Bloomberg 2000 ETF	0.03%
Corgi Bloomberg 2000 Growth ETF	0.05%
Corgi Bloomberg 2000 Value ETF	0.05%
Corgi Bloomberg U.S. Multifactor ETF	0.08%
Corgi Bloomberg U.S. Low Volatility ETF	0.08%
Corgi Bloomberg U.S. Quality ETF	0.05%
Corgi Bloomberg U.S. Momentum ETF	0.05%
Corgi Bloomberg 500 Dividend ETF	0.05%
Corgi Bloomberg 1000 Dividend Growth ETF	0.05%
Corgi Bloomberg U.S. Mid Cap Dividend ETF	0.08%
Corgi Money Market ETF	0.15%
Corgi Robotics Enablers ETF	0.35%
Corgi Sensing & Perception ETF	0.35%
Corgi Grid & Electrification ETF	0.35%
Corgi Semiconductor Foundry & Capex Cycle ETF	0.35%
Corgi Co-Packaged Optics ETF	0.35%
Corgi Ex-US AI Enablers ETF	0.35%
Corgi Munificent 7 ETF	0.35%
Corgi Edge AI Chip ETF	0.35%
Corgi Water Technology ETF	0.35%
Corgi Semiconductor Process Materials ETF	0.35%
Corgi Autonomous Vehicle ETF	0.35%
Corgi Specialty Semiconductor Equipment ETF	0.35%
Corgi AI Training Data ETF	0.35%
Corgi Ratings & Exchanges ETF	0.35%
Corgi Transport Tollbooth ETF	0.35%
Corgi Large Language Model ETF	0.35%
Corgi AI Memory Buildout ETF	0.35%
Corgi Custom AI Silicon ETF	0.35%
Corgi AI Networking & Signal Integrity ETF	0.35%
Corgi AI Data Storage ETF	0.35%
Corgi Semiconductor Design & IP ETF	0.35%
Corgi Asia AI Supply Chain ETF	0.35%
Corgi Memory ETF	0.35%
Corgi Capacitor ETF	0.35%
Corgi Circuit Board ETF	0.35%
Corgi Korean Robotics ETF	0.35%
Corgi FTSE 7-10 Year U.S. Treasury Bond ETF	0.05%
Corgi FTSE 10-20 Year U.S. Treasury Bond ETF	0.02%
Corgi FTSE 20+ Year U.S. Treasury Bond ETF	0.05%
Corgi FTSE U.S. Treasury Bond ETF	0.02%
Corgi FTSE U.S. TIPS Bond ETF	0.02%
Corgi FTSE U.S. Aggregate Bond ETF	0.02%
Corgi FTSE U.S. IG Corporate Bond ETF	0.02%
Corgi FTSE 5–10 Year IG Corporate Bond ETF	0.02%
Corgi FTSE 10+ Year IG Corporate Bond ETF	0.02%
Corgi FTSE Aaa–A Intermediate Corporate Bond ETF	0.05%
Corgi FTSE BBB Rated Corporate Bond ETF	0.05%
Corgi FTSE High Yield Corporate Bond ETF	0.05%
Corgi FTSE Fallen Angels Bond ETF	0.08%
Corgi FTSE U.S. MBS Bond ETF	0.02%
Corgi FTSE Intermediate Government/Credit Bond ETF	0.05%
Corgi FTSE National Municipal Bond ETF	0.05%
Corgi FTSE Short-Term National Municipal Bond ETF	0.03%
Corgi FTSE California Municipal Bond ETF	0.08%
Corgi FTSE New York Municipal Bond ETF	0.08%
Corgi FTSE EM USD Sovereign Bond ETF	0.10%
Corgi FTSE EM Local Currency Sovereign Bond ETF	0.10%
Corgi FTSE EM USD Corporate Bond ETF	0.10%
Corgi FTSE International Developed Corporate Bond ETF	0.08%
Corgi FTSE International DM Sovereign Bond ETF	0.10%
Corgi MANGOS 2x Daily ETF	0.45%
Corgi Bloomberg U.S. Biotech ETF	0.20%
Corgi Bloomberg U.S. Infrastructure Development ETF	0.20%
Corgi Bloomberg U.S. Homebuilders ETF	0.20%
Corgi Bloomberg U.S. Semiconductor ETF	0.20%
Corgi Bloomberg U.S. Industrials ETF	0.05%
Corgi Bloomberg U.S. Energy ETF	0.05%
Corgi Bloomberg U.S. Communication Services ETF	0.05%
Corgi Bloomberg U.S. Consumer Discretionary ETF	0.05%
Corgi Bloomberg U.S. Consumer Staples ETF	0.05%
Corgi Bloomberg U.S. Financials ETF	0.05%
Corgi Bloomberg U.S. Health Care ETF	0.05%
Corgi Bloomberg U.S. Real Estate ETF	0.05%
Corgi Bloomberg U.S. REIT ETF	0.05%
Corgi Bloomberg Free Cash Flow ETF	0.25%
Corgi Bloomberg Micro-Cap ETF	0.08%
Corgi Bloomberg Gold Miners ETF	0.20%